UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                November 15, 2005


                             NEVADA CHEMICALS, INC.

             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-10634


              Utah                                           87-0351702
(State or other jurisdiction of                     (IRS Employer Identification
         incorporation)                                        Number)

                       9149 So. Monroe Plaza Way, Suite B
                                Sandy, Utah 84070
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (801) 984-0228

   Former name or former address, if changed since last report: Not Applicable
                             ______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 4.02  Non-Reliance on Previously  Issued Financial  Statements or a Related
           Audit Report or Completed Interim Review

         Over the course of two meetings held November 15, and November 18, 2005, the Audit Committee of the Board of Directors of Nevada Chemicals, Inc. (the Company) determined that the Company's consolidated financial statements as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, as contained in the Company's annual report on Form 10-K for the year ended December 31, 2004, and the interim condensed consolidated financial statements as of and for the periods ended March 31, and June 30, 2005, as contained in the Company's quarterly reports on Form 10-Q, should no longer be relied upon for the reasons described below.

         The Company's income tax returns are currently under audit by the Internal Revenue Service. Through this audit process, the Company has determined that certain income tax provisions and related balance sheet accounts and disclosures associated with accruals and payments of foreign income taxes have been inaccurately presented in the Company's consolidated financial statements, including both tax assets and liabilities reflected on the consolidated balance sheets and the tax provisions reflected in the consolidated statements of operations. The errors were initiated in fiscal 2001 in connection with the sale by the Company of its explosives business, including substantially all of its foreign operations. Correction of the errors will affect the tax assets and liabilities and reduce retained earnings in the consolidated balance sheets and will result in reduced earnings over the four years ended December 31, 2004, and in the subsequent fiscal 2005 interim periods. The Company has not yet completed its analysis of the necessary adjustments.

         Adjustments are not expected to impact revenues, operating expenses or other operating accounts. The Company anticipates that the cumulative effect of these income tax-related adjustments will reduce retained earnings as of June 30, 2005, but that the impact will not exceed 10% of the Company's stockholders' equity. On completion of the Company's analysis and the audits of the affected accounts in the consolidated financial statements, the Company will file restated consolidated financial statements in amendments to its annual report on Form 10-K for the year ended December 31, 2004 and in amendments to its quarterly reports on Form 10-Q for the periods ended March 31, and June 30, 2005.

         The Company currently plans to report the impact of the errors by restating the consolidated financial statements as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, and for each of the periods ended March 31, and June 30, 2005, by filing amended reports for each of those periods. The Company anticipates that it will be able to complete its review and file the restated financial statements and amended reports during December 2005 or January 2006. Immediately after filing the amended reports, the Company will file its quarterly report on Form 10-Q for the period ended September 30, 2005.

         The Audit Committee of the Company's Board of Directors and senior management has discussed this matter with the Company's independent registered public accounting firm, Tanner LC.

         The forward-looking statements contained herein are based on the Company's current expectations and actual results may differ. The Company is still analyzing the appropriate amount and classifications of the tax liabilities and assets to be reflected in the consolidated balance sheets and the provision for income taxes to be reflected in the consolidated statements of income. The actual amounts ultimately reported and the timing of the filings is dependent on the completion of the Company's analysis, the preparation of restated consolidated financial statements, and the audit and review (and related reports) on the Company's consolidated financial statements for affected periods by the Company's independent registered public accounting firm.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        NEVADA CHEMICALS, INC.


Date:         November 21, 2005         By:   /s/Dennis P. Gauger
                                               -----------------------
                                               Dennis P. Gauger
                                               Chief Financial Officer


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